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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 30, 2006

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2006, we and each holder (each, an “Investor” and collectively, the “Investors”) of our Senior Secured Convertible Notes due March 31, 2008 entered into Deferral Agreements dated August 30, 2006 (collectively, the “Deferral Agreements”) pursuant to which the Installment Payment of $1,458,333.34 that was due on May 31, 2006 and that had been deferred to August 31, 2006 pursuant to Conversion Agreements dated April 7, 2006, was further deferred to September 30, 2006.

The foregoing description of the Deferral Agreements is qualified in its entirety by reference to the agreements themselves, a form of which is attached to this report as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.02 below is hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

Item 1.01 above is hereby incorporated by reference into this Item 3.02.

Pursuant to the terms of our Senior Secured Convertible Notes due March 31, 2008 (the “Notes”), we are obligated to repay the principal amount of the Notes over the term of the Notes, with the principal amount being amortized in twelve payments payable at our option in cash and/or by requiring the conversion of a portion of the Notes into shares of our common stock, provided certain conditions are met.

In this connection, we have elected to make the three scheduled payments of $1,458,333.34 each, two of which were originally due on May 31, 2006 and July 31, 2006, respectively, and which were deferred to September 30, 2006 pursuant to Deferral Agreements dated August 30, 2006 and Conversion Agreements dated April 7, 2006, respectively, and the third of which will fall due in accordance with the terms of the Notes on September 30, 2006, by requiring the conversion of a portion of the Notes into shares of our common stock. Pursuant to the terms of the Notes, the price used to determine the number of shares to be issued upon such conversion will be calculated using an 8% discount to the average trading price of our common stock during 17 of the 20 consecutive trading days ending two days before the installment payment date. The Notes further provide that within two trading days after we send notice of an election to convert a portion of the Notes into shares of our common stock, we must issue to the holders of our Notes a number of shares of our common stock equal to the quotient of (x) the amount of the Note being paid in stock, divided by (y) the conversion price of $14.00 per share, rounded up to the nearest whole share of common stock. The remaining shares issuable upon such conversion must be issued by the installment payment date of September 30, 2006.

Accordingly, on August 30, 2006, we issued an aggregate of 312,503 shares of our common stock to the holders of the Notes. Subsequent to this issuance, we had 8,781,460 shares of common stock issued and outstanding.

We issued the above securities in reliance on the exemption from registration provided by Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The issuance of these securities was without the use of an underwriter.

Item 9.01 Financial Statements and Exhibits.

As described above, the following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
4.1	Form of Deferral Agreement between the Company and various investors dated August 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
By:	/s/ Robert S. Ehrlich
	Name:	Robert S. Ehrlich
	Title:	Chairman and CEO

Dated: August 30, 2006